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                                                                  EXHIBIT 10.13

                   EMPLOYMENT AND NONCOMPETITION AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into by and between William H. Harris, Jr. ("Employee"), and MICROSOFT CORPORATION, a Washington corporation ("Microsoft").

                                   RECITALS:

        A.  Microsoft desires Employee to serve as a Vice
President, and Employee desires to serve and be employed by Microsoft in such capacity;

        B. In connection with Employee's employment with Microsoft, Employee shall receive, have access to, and contribute to various confidential information and materials, which constitute valuable proprietary information of Microsoft;

        C. Employee's commitment to continue to devote his full-time efforts on Microsoft's behalf, as reflected in this Agreement, is an essential part of the transactions (the "Reorganization") described in that certain Agreement and Plan of Reorganization dated October 13, 1994 (the "Reorganization Agreement"), by and between Microsoft and Intuit Inc. (the "Acquired Company"), and Microsoft would not consummate the Reorganization without this Agreement, and

        D. Microsoft and Employee desire to set forth the terms and conditions of Employee's employment with Microsoft.

                                 AGREEMENTS:

        NOW, THEREFORE, in consideration of the premises and covenants hereinafter set forth, the employment of Employee by Microsoft, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

        1.  Employment.

        Microsoft hereby employs Employee and Employee hereby accepts employment with Microsoft on the terms and conditions hereinafter set forth.

        2.  Term.

        This Agreement shall become effective if and only if the Reorganization contemplated by the Agreement and Plan of Reorganization is consummated. The term of Employee's employment shall commence at the Closing Date (as defined in the Agreement and Plan of Reorganization) of the Reorganization and shall continue for two years thereafter, unless earlier terminated in accordance with the provisions hereof.

        3.  Duties.

        Employee is hereby hired by Microsoft to serve as a Vice
President, and Employee agrees to serve in such position and to perform the duties consistent therewith and such other tasks as may from time to time be requested by an appropriate Microsoft officer. Employee shall devote substantially his full time, energies, and best efforts to the performance of his duties hereunder to the exclusion of all other business activities, except personal business and investment activities that do not conflict or interfere with the performance of his duties under this Agreement, and such other activities as to which Microsoft consents in writing. Employee shall not engage in any other professional work within the area of his expertise without the express prior written consent of Microsoft.

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        4.  Compensation and Benefits.

        (a) Employee will receive a base salary established by Microsoft and consistent with that of other Microsoft employees at a comparable level, and a guaranteed differential bonus. The Microsoft base salary and differential bonus taken together shall equal Employee's base salary immediately prior to the Closing Date. In addition, Employee will be eligible for bonuses available to other Microsoft employees at a comparable level, including the Management Bonus Plan described in subsection (b) below.

        (b) As noted above, Employee will be eligible to participate in Microsoft's Management Bonus Plan. This plan provides for a bonus in addition to Microsoft's regular bonus plan which is administered by senior management. The bonuses in this program range from 0-40% of actual earnings from base salary, and are paid once per year at the end of August. Employee will be eligible to receive a bonus under this plan in August of 1995. The Management Bonus is paid from a pool of funds which is determined by a formula approved by the Board of Directors and which varies year to year based on Corporate and Division financial performance. Employee's grant will be a function of the total available pool amount and Employee's personal impact within the Division during the prior review period. Participation in this plan is limited to a very small number of key individuals in each Division and as such it is not widely publicized. Employee's discretion in this matter going forward will be important.

        (c) Microsoft acknowledges its obligation under Section 6.8 of the Reorganization Agreement to provide employee benefits to the employees of the Acquired Company which are in the aggregate substantially equivalent to the benefits provided to Microsoft employees.

        5.  Termination.

        (a) Microsoft or Employee may terminate this Agreement and Employee's employment hereunder with or without cause upon thirty (30) days' prior notice.

        (b) If, at any time prior to the second anniversary of the Closing Date, either (i) Microsoft terminates Employee's employment without cause, or
(ii) Employee quits as a result of a material reduction by Microsoft of the scope of Employee's position, Microsoft will make severance benefits available to Employee as follows:

        (1) If the event giving rise to the severance obligation occurs on or before the first anniversary of the Closing Date, Microsoft will pay Employee an amount equal to one year's worth of Employee's then-current base salary (exclusive of all bonuses except the differential bonus), payable twice monthly on Microsoft's usual payroll dates. If the event giving rise to the severance obligation occurs after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, Microsoft will pay Employee the greater of (A) Employee's then-current base salary (exclusive of all bonuses except the differential bonus) through the second anniversary of the Closing Date, or (B) Microsoft's standard severance benefit for an employee of a comparable level, payable twice monthly on Microsoft's usual payroll dates.

        (2) If the event giving rise to the severance obligation occurs on or before the first anniversary of the Closing Date, Microsoft will also provide Employee his other employee benefits accruing after the date of termination as follows: (A) if, prior to the Closing Date, Employee had worked at the Acquired Company or its predecessors for more than two years, the benefits shall accrue until the first anniversary of the Closing Date; (B) if, prior to the Closing Date, Employee had worked at the Acquired Company or its predecessors for more than one year, two-thirds of the benefits that would have accrued between the date of termination and the first anniversary of the Closing Date shall accrue; or (C) if, prior to the Closing Date, Employee had worked at the Acquired Company for less than one year, one-third of the benefits that would have accrued between the date of termination and the first anniversary of the Closing Date shall accrue.

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provided, however, that the payments and benefits provided for in subsections
(1) and (2) above shall be reduced to the extent necessary to ensure that the aggregate benefit to Employee is not in excess of the limit imposed by Section 280G of the Internal Revenue Code.

                (c) For the purposes of subsection (b)(i) above, termination for cause shall mean: (i) an intentional tort so as to cause loss, damage, or injury to Microsoft or its subsidiaries or the property, reputation, or employees of Microsoft or its subsidiaries; (ii) any crime or act of fraud or dishonesty against Microsoft or its subsidiaries; (iii) a conviction for the commission of a felony; (iv) the willful failure to perform his or her duties as an employee or officer; (v) the willful disregard of the written instructions or policies of Microsoft or its subsidiaries as to cause loss, damage, or injury to the property, reputation, or employees of Microsoft or its subsidiaries; or (vi) any other material breach of any agreement between Employee and Microsoft or its subsidiaries.

                (d) For the purposes of subsection (b)(ii) above, Microsoft shall be deemed to have materially reduced the scope of Employee's position only if one of the following events shall have occurred: (w) Microsoft has materially reduced the number of people reporting (directly or indirectly) to Employee; (x) Microsoft has materially reduced the functions to be performed by Employee; (y) Microsoft has changed the location of Employee's job assignment by more than 30 miles; or (z) Microsoft has materially reduced Employee's compensation. For the avoidance of doubt, a mere change in the title for Employee's position shall not be considered in determining whether the scope of Employee's job has been materially reduced.

                (e) Upon termination, all of the liabilities and rights of the parties hereunder shall cease as of the effective date of termination, except (i) Employee's noncompetition and nonsolicitation agreements,
(ii) Employee's agreement not to disclose or utilize confidential information or materials and to return the same to Microsoft and (iii) the severance and benefits provisions of Section 5(b).

        6.      Noncompetition.

                (a) Employee and Microsoft agree that due to the nature of Employee's association with the Acquired Company, Employee has confidential and proprietary information relating to the business and operations of the Acquired Company. Employee acknowledges that such information will be of importance to the business of Microsoft after the Reorganization and that disclosure of such confidential information to others, the unauthorized use of such information by Employee or others, or the participation by Employee in a competing business would cause substantial loss and harm to Microsoft. Employee and Microsoft also agree that Employee will acquire and will assist in developing confidential and proprietary information relating to the business of Microsoft following the Reorganization.

                (b) Employee accordingly agrees that for the period set forth below, Employee will (i) refrain from contacting any of Microsoft's suppliers or customers for the purpose of soliciting orders or establishing relationships for any business enterprise that competes with the Acquired Company's business anywhere in the world, and (ii) refrain from developing, marketing and distributing any products or services that compete anywhere in the world with the business of the Acquired Company. Microsoft and Employee acknowledge and agree that the business of the Acquired Company for the purposes of this
Section 6(b) and Section 8 shall consist of the development, marketing, and distribution of software products in the following product categories: personal finance products; small business accounting products; electronic bill paying products, and income tax preparation. The foregoing noncompetition period shall be as follows: (A) if Employee quits (other than pursuant to Section 5(b)(ii)) or is terminated for cause, the period shall be two (2) years from the Closing Date; or (B) if Employee is terminated in a way that gives rise to a severance payment obligation under Section 5(b) above, the period shall be equal to the period covered by the severance benefit set forth in subsection 5(b)(1).

        7.      Confidential Information and Materials and Assignment of
Rights.

                Employee agrees to sign and abide by the terms of Microsoft's standard Employee Nondisclosure Agreement, a copy of which is attached hereto as Exhibit A. The terms of this Agreement shall take precedence to the extent that there are any inconsistencies between this Agreement and the Employee Nondisclosure Agreement.



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        8.    Nonsolicitation.

        In addition to other covenants contained in this Agreement, Employee agrees that upon termination for whatever reason, with or without cause, and for one (1) year thereafter, Employee will not solicit or assist in the solicitation of any employees of Microsoft to terminate their employment with Microsoft.

        9.    Warranty and Freedom to Contract.

        Employee warrants that he is under no disability which would prevent him from entering into this Agreement and from complying with all of its provisions to their fullest extent. If Employee is enjoined or otherwise prevented by judicial or administrative determination from complying with the terms of this Agreement, then Microsoft may terminate this Agreement immediately without incurring any further liability.

        10.   Microsoft's Remedy for Breach and Right to Injunction.

        The parties agree that damages in the event of a breach by Employee of Sections 6, 7, or 8 of this Agreement would be difficult if not impossible to ascertain, and it is therefore agreed that Microsoft, in addition to and without limiting any other remedy or right it may have, shall have the right to an immediate injunction or other equitable relief in any court of competent jurisdiction, enjoining any such threatened or actual breach. The existence of this right shall not preclude Microsoft from pursuing any other rights and remedies at law or in equity which Microsoft may have, including recovery of damages for any breach of such sections.

        11. Employee has Read and Understood the Terms of this Agreement; Right to Separate Counsel.

        Employee acknowledges with the execution of this Agreement that (i) he has read all of the terms herein and agrees they are necessary for the reasonable and proper protection of Microsoft's business, (ii) Microsoft has been induced to enter into this Agreement by Employee's representation that he will abide by and be bound by each of the covenants and restraints contained herein, and (iii) each and every covenant and restraint is reasonable. Employee acknowledges that he has been advised by Microsoft that he is entitled to have this Agreement reviewed by counsel of his choice, and has either done so or elected to forego such right.

        12.   Miscellaneous.

              (a) No Waiver. The failure of Microsoft to insist upon strict adherence to any one or more of the covenants and restrictions in this Agreement, on one or more occasion, shall not be construed as a waiver, nor deprive Microsoft of the right to require strict compliance thereafter with the same.

              (b) Severability. If any portion of this Agreement is held to be invalid or unenforceable, the remaining covenants and restrictions of portions thereof shall remain in full force and effect, and if the invalidity of unenforceability is due to the unreasonableness of time or geographical restrictions, such covenants and restrictions shall be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.

              (c) Assignment. Employee's obligations under this Agreement are personal in nature and may not be assigned or transferred. In the event Microsoft shall transfer or assign this Agreement to a successor or an affiliated entity, such transferee or assignee shall be entitled to enforce this Agreement in full, including without limitation, the noncompetition and nondisclosure provisions contained herein.

              (d) Government Law. This Agreement shall be governed by the laws of the State of Washington.

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              (e)  Entire Agreement.  The Agreement contains the entire
agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification, extension, or discharge is sought.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the 13th day of October, 1994.


                                        MICROSOFT CORPORATION

                                        /s/ WILLIAM H. NEUKOM
                                        ___________________________________
                                        By  William H. Neukom

                                        Its Senior Vice President,
                                        Law and Corporate Affairs


                                        "EMPLOYEE"

                                        /s/ William H. Harris, Jr.
                                        ___________________________________
                                        William H. Harris, Jr.



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                            MICROSOFT CORPORATION
                      EMPLOYEE NON-DISCLOSURE AGREEMENT

        1. GENERAL. As an employee of MICROSOFT CORPORATION, a Washington U.S.A. corporation ("MICROSOFT"), and in consideration of the compensation now and hereafter paid to me, I will devote my best efforts to furthering the best interests of MICROSOFT. During my employment I will not engage in any activity or investment (other than an investment of less than .01% of the shares of a company traded on registered stock exchange), that (a) conflicts with MICROSOFT's business interests, (b) occupies my attention so as to interfere with the proper and efficient performance of my duties at MICROSOFT, or (c) interferes with the independent exercise of my judgment in MICROSOFT's best interests.

        2. NON-DISCLOSURE. At all times during my employment and thereafter I will not disclose to anyone outside MICROSOFT nor use for any purpose other than my work for MICROSOFT a) any confidential or proprietary technical, financial, marketing, manufacturing, distribution or other technical or business information or trade secrets of MICROSOFT, including without limitation, concepts, techniques, processes, methods, systems, designs, circuits, cost data, computer programs, formulas, development or experimental work, work in progress, customers and suppliers, or b) any information MICROSOFT has received from others which MICROSOFT is obligated to treat as confidential or proprietary. I will also not disclose any confidential or proprietary information to anyone inside MICROSOFT except on a "need-to-know" basis. If I have any questions as to what comprises such confidential or proprietary information or trade secrets, or to whom, if anyone, either inside or outside of MICROSOFT, it may be disclosed, I will consult with my manager.

        3. ASSIGNMENT OF INVENTIONS. I will make prompt and full disclosure to MICROSOFT, will hold in trust for the sole benefit of MICROSOFT, and will assign exclusively to MICROSOFT all my right, title, and interest in and to any and all inventions, discoveries, designs, developments, improvements, copyrightable material, and trade secrets (collectively herein "Inventions") that I, solely or jointly, may conceive, develop, or reduce to practice during the period of time I am in the employ of MICROSOFT. I hereby waive and quitclaim to MICROSOFT any and all claims of any nature whatsoever that I now or hereafter may have for infringement of any patent resulting from any patent applications for any Inventions so assigned to MICROSOFT.

        My obligation to assign shall not apply to any Invention about which I can prove that:

                a)  it was developed entirely on my own time; and

                b) no equipment, supplies, facility, services, or trade secret information of MICROSOFT was used in its development; and

                c) it does not relate (i) directly to the business of MICROSOFT or (ii) to the actual or demonstrably anticipated research or development of MICROSOFT; and

                d) it does not result from any work performed by me for MICROSOFT.

I will assign to MICROSOFT or its designee all my right, title, and interest in and to any and all Inventions full title to which may be required to be in the United States by any contract between MICROSOFT and the United States or any of its agenices.

        4. EXCLUDED AND LICENSED INVENTIONS. I have attached hereto a list describing all Inventions belonging to me and made by me prior to my employment with MICROSOFT that I wish to have excluded from this Agreement. If no such list is attached, I represent that there are no such Inventions. If in the course of my employment at MICROSOFT, I use in or incorporate into or permit MICROSOFT to use in or incorporate into a released or unreleased MICROSOFT product, program, process, or machine, an Invention owned by me or in which I have an interest, MICROSOFT is hereby granted and shall have an exclusive royalty-free, irrevocable, worldwide license to make, have made, use, and sell that Invention without restriction as to the extent of my ownership or interest.

        5. APPLICATIONS FOR COPYRIGHTS AND PATENTS. I will execute any proper oath or verify any proper document in connection with carrying out the terms of this Agreement. If, because of my mental or physical incapacity or for any other reason whatsoever, MICROSOFT is unable to secure my signature to apply for or to pursue any application for any United States or foreign patent or copyright covering Inventions assigned to MICROSOFT as stated above, I hereby irrevocably designate and appoint MICROSOFT and its duly authorized officers and agents as my agent and attorney in fact, to act for me and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of U.S. and foreign patents and copyrights thereon with the same legal force and effect as if executed by me. I will testify at MICROSOFT's request and expense in any interference, litigation, or other legal proceeding that may arise during or after my employment.

        6. THIRD PARTY INFORMATION. I recognize that MICROSOFT has received and will receive confidential or proprietary information from third parties subject to a duty on MICROSOFT's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment I will not disclose such confidential or proprietary information to anyone except as necessary in carrying out my work for MICROSOFT and consistent with MICROSOFT's agreement with such third party. I will not use such information for the benefit of anyone other than MICROSOFT or such third party.

         7. PRIOR EMPLOYER INFORMATION. During my employment at MICROSOFT I will not use improperly or disclose any confidential or proprietary information or trade secrets of my former or current employers, principals, partners, co-venturers, clients, customers, or suppliers of the vendors or customers of such persons or entities and I will not bring onto the premises of MICROSOFT any unpublished document or any property belonging to any such persons or entities without their consent. I will not violate any non-disclosure or proprietary rights agreement I might have signed in connection with any such person or entity.

         8. TERM OF EMPLOYMENT. I acknowledge that my employment will be of indefinite duration and that either MICROSOFT or I will be free to terminate this employment relationship at will and at any time with or without cause. I also acknowledge that any representations to the contrary are unauthorized and void, unless contained in a formal written employment contract signed by an officer of MICROSOFT.

         9. RETURN OF MATERIALS. At the time I leave the employ of MICROSOFT, I will return to MICROSOFT all papers, drawings, notes, memoranda, manuals, specifications, designs, devices, documents, diskettes and tapes, and any other material on any media containing or disclosing any confidential or proprietary technical or business information. I will also return any keys, pass cards, identification cards or other property belonging to MICROSOFT.

        (Paragraphs 10 and 11 manually deleted)

        12. PERSONAL PROPERTY. I agree that MICROSOFT will not be responsible for loss of, disappearance, or damage to personal property on MICROSOFT premises, or if applicable, on residential premises subsidized by MICROSOFT (including apartments or temporary housing). I hereby release, discharge, and hold MICROSOFT harmless from any and all claims relating to loss of, disappearance, or damage to such personal property.

        13. EQUITABLE RELIEF. I acknowledge that any violation of this Agreement by me will cause irreparable injury to MICROSOFT, and MICROSOFT shall be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bond or security.

        14. ATTORNEYS' FEES. If court proceedings are required to enforce any provision of this Agreement, the prevailing party shall be entitled to an award of reasonable and necessary expenses of litigation, including reasonable attorneys' fees.

        15. ENTIRE AGREEMENT. I agree that this Agreement shall be governed for all purposes by the laws of the State of Washington as such law applies to contracts to be performed within Washington by residents of Washington and that venue for any action arising out of this Agreement shall be properly laid in King County, Washington, or in the Federal District Court for the Western District of Washington. If any provision of this Agreement shall be declared excessively broad, it shall be construed so as to afford MICROSOFT the maximum protection permissible by law. If any provision of this Agreement is void or is so declared, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect. This Agreement sets forth the entire Agreement of the parties as to my employment at MICROSOFT and any representations, promises, or conditions in connection therewith not in writing and signed by both parties shall not be binding upon either party. The terms and conditions of this Agreement shall survive termination of my employment.

        HAVING READ AND FULLY UNDERSTOOD THIS AGREEMENT, I have signed my name this 13th day of October 1994. TO BE EFFECTIVE UPON THE EMPLOYMENT AGREEMENT WITH MICROSOFT BECOMING EFFECTIVE.



                                                     /s/ WILLIAM H. HARRIS, JR.
                                                --------------------------------
                                                           Signature


                                                       WILLIAM HARRIS
                                                --------------------------------
                                                          Name (Print)


Inventions listed on attached: ___Yes ___No


___________________________________
MICROSOFT Corporation Witness


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